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Exhibit 24

POWER OF ATTORNEY

        Each person whose signature appears below does hereby make, constitute and appoint each of Samuel H. Iapalucci or Ralph R. Peterson as such person's true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation to execute, deliver and file with the Securities and Exchange Commission, for and on such person's behalf, and in any and all capacities,

1.
A Registration Statement on Form S-8, S-3 or S-1, any and all amendments (including post-effective amendments) thereto and any abbreviated registration statements in connection with this Registration Statement pursuant to the Securities Act of 1933, with all exhibits thereto and other documents in connection therewith; and

2.
An Annual Report on Form 10-K, any and all amendments (including post-effective amendments) thereto with all exhibits thereto and other documents in connection therewith granting unto said attorneys-in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person's substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ RALPH R. PETERSON Ralph R. Peterson	February 14, 2003
/s/ SAMUEL H. IAPALUCCI Samuel H. Iapalucci	February 14, 2003
/s/ KENNETH F. DURANT Kenneth F. Durant	February 14, 2003
/s/ DONALD S. EVANS Donald S. Evans	February 14, 2003
/s/ JAMES J. FERRIS James J. Ferris	February 14, 2003
/s/ JERRY D. GEIST Jerry D. Geist	February 14, 2003
/s/ STEVEN D. GUTTENPLAN Steven D. Guttenplan	February 14, 2003
/s/ MICHAEL D. KENNEDY Michael D. Kennedy	February 14, 2003
/s/ SUSAN D. KING Susan D. King	February 14, 2003
/s/ GREGORY T. MCINTYRE Gregory T. McIntyre	February 14, 2003
/s/ DAVID B. PRICE David B. Price	February 14, 2003
/s/ NANCY R. TUOR Nancy R. Tuor	February 14, 2003
/s/ BARRY L. WILLIAMS Barry L. Williams	February 14, 2003

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  Exhibit 24